Exhibit 12


                       GTE SOUTH INCORPORATED

           STATEMENT OF RATIO OF EARNINGS TO FIXED CHARGES

                       (Thousands of Dollars)








                       Three Months       Years Ended December 31
                         Ended
                        3/31/94 1993(a) 1993  1992  1991  1990   1989
                       ____________     _______     ____  ____   ____
____                   ____

Net earnings available for fixed charges:
   Income from continuing operations (b)$18,629$143,651$ 61,346$137,
254                 $114,172$104,674$ 95,068
   Add - Income Taxes 11,238 117,44065,513 79,69156,38844,791 37,769
       - Fixed Charges10,073  74,55274,552 72,17874,98172,588 69,645
                      ______ _______________________________________
___

Adjusted earnings    $39,940$335,643$201,411$289,123$245,541$222,053
$202,482


Fixed charges:
   Interest expense   $8,625 $69,519$69,519$67,778$69,648$68,055$65,
112
   Portion of rent expense
      representing interest1,4485,0335,033  4,400 5,333 4,533  4,533
                       _____  ____________ __________________ ______

Adjusted fixed charges:$10,073$74,552$74,552$72,178$74,981$72,588$69
,645


RATIO OF EARNINGS TO FIXED CHARGES:     3.97  4.50  2.70   4.01  3.27
3.06                     2.91










____________

(a) Excludes increased operating expenses related to a one-time restructuring charge for the implementation of a re-engineering plan, the adoption, effective January 1, 1993, of Statement of Financial Accounting Standards (SFAS) No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" on a delayed recognition basis and a one-time charge associated with enhanced early retirement and voluntary separation programs completed during the second quarter of 1993.

(b) Includes allowance for funds used during construction
(credits).












                                 -2-



                       GTE SOUTH INCORPORATED

    STATEMENT OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES (a)

                       (Thousands of Dollars)






                       Three Months       Years Ended December 31
                         Ended
                        3/31/94 1993(b) 1993  1992  1991  1990   1989
                       ____________     _______     ____  ____   ____
____                   ____

Net earnings available for fixed charges:
   Income from continuing operations (c)$39,983$231,010$ 99,735$195,
090                 $162,857$168,184$155,723
   Add - Income Taxes 24,049 166,91785,712108,86976,71876,395 65,657
       - Fixed Charges16,363  99,71699,716100,382101,997100,27794,504
                      ______ _______________________________________
___

Adjusted earnings    $80,395$497,643$285,163$404,341$341,572$344,856
$315,884


Fixed charges:
   Interest expense  $14,450 $92,822$92,822$93,731$94,642$94,081$88,
379
   Portion of rent expense
      representing interest1,9136,8946,894  6,651 7,355 6,196  6,125
                       _____  ____________ __________________ ______

Adjusted fixed charges:$16,363$99,716$99,716$100,382$101,997$100,277
$94,504


RATIO OF EARNINGS TO FIXED CHARGES:     4.91  4.99  2.86   4.03  3.35
3.44                     3.34










____________

(a) Represents calculations for the pro forma combined ratios of GTE South Incorporated, as if the mergers of Contel of Virginia, Inc., Contel of North Carolina, Inc., Contel of Kentucky, Inc. and Contel of South Carolina, Inc. with and into GTE South Incorporated had been consummated at the beginning of each period presented.

(b) Excludes increased operating expenses related to a one-time restructuring charge for the implementation of a re-engineering plan, the adoption, effective January 1, 1993, of Statement of Financial Accounting Standards (SFAS) No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" on a delayed recognition basis and a one-time charge associated with enhanced early retirement and voluntary separation programs completed during the second quarter of 1993.

(c) Includes allowance for funds used during construction
(credits).






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